     As filed with the Securities and Exchange Commission on July 21, 2000.

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             STARMEDIA NETWORK, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

            Delaware                                           06-1461770
---------------------------------                         ----------------------
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification Number)


                         75 Varick Street, Eighth Floor
                            New York, New York 10013
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                StarMedia Network, Inc. 2000 Stock Incentive Plan
                -------------------------------------------------

                              Fernando J. Espuelas
                Chief Executive Officer and Chairman of the Board
                             StarMedia Network, Inc.
                         75 Varick Street, Eighth Floor
                            New York, New York 10013
                                 (212) 548-9600
                   ------------------------------------------
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                             Steven A. Seidman, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                         CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Title of Securities to       Amount to be          Proposed maximum       Proposed maximum           Amount of
     be Registered            registered(1)        offering price per     aggregate offering      registration fee
                                                       share (2)               price (2)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value        20,000,000              $17.50                $350,000,000              $92,400
$0.001 per share

(1)  Represents the shares of common stock of StarMedia Network, Inc. issuable pursuant to the StarMedia Network, Inc.
     2000 Stock Incentive Plan. In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)  Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule
     457 under the Securities Act of 1933.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by StarMedia Network, Inc., a Delaware corporation (the "Company"), are incorporated by reference into the Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1999, filed on March 30, 2000 pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed on May 12, 2000 pursuant to the Exchange Act;

     (c) The Company's Current Report on Form 8-K dated April 6, 2000, filed on April 20, 2000, as amended by the Company's Amended Current Report on Form 8-K/A dated June 20, 2000, filed on June 20, 2000, pursuant to the Exchange Act;

     (d) The description of the Company's common stock, par value $0.001 per share (the "Common Stock"), incorporated by reference into the Company's Registration Statement on Form 8-A, filed on May 20, 1999 pursuant to the Exchange Act, contained in the Registration Statement on Form S-1, filed on March 18, 1999, as amended.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.                             EXHIBITS

Exhibit No.              Description of Exhibits
-----------              -----------------------

     5 Opinion of Willkie Farr & Gallagher regarding the legality of the securities being registered.

     23.1           Consent of Ernst & Young LLP.

     23.2           Consent of Willkie Farr & Gallagher (included in Exhibit 5).

     24             Power of Attorney (reference is made to the signature page).



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 21st day of July, 2000.

                                        STARMEDIA NETWORK, INC.


                                        By: /s/ Justin K. Macedonia
                                            ------------------------------

                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of StarMedia Network, Inc. hereby severally constitutes and appoints Justin Macedonia as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                         Title                           Date
---------                         -----                           ----

/s/ Fernando J. Espuelas          Director, Chairman
-----------------------------     and Chief Executive Officer     July 21, 2000
Fernando J. Espuelas

/s/ Jack C. Chen                  Director, President             July 21, 2000
-----------------------------
Jack C. Chen

/s/ Steven J. Heller              Chief Financial Officer         July 21, 2000
-----------------------------
Steven J. Heller

/s/ Douglas M. Karp               Director                        July 21, 2000
-----------------------------
Douglas M. Karp

/s/ Marie-Josee Kravis            Director                        July 21, 2000
-----------------------------
Marie-Josee Kravis

/s/ Gerardo M. Rosenkranz         Director                        June 30, 2000
-----------------------------
Gerardo M. Rosenkranz

/s/ Susan L. Segal                Director                        July 5, 2000
-----------------------------
Susan L. Segal

/s/ Frederick R. Wilson           Director                        July 21, 2000
-----------------------------
Frederick R. Wilson